Exhibit 99.3

FORM 51-102F3
MATERIAL CHANGE REPORT

Item 1:	Name and Address of Company

Zymeworks Inc. (“Zymeworks” or the “Company”)
1385 West 8th Avenue, Suite 540
Vancouver, BC, Canada
V6H 3V9

Item 2:	Date of Material Change

May 15, 2019

Item 3:	News Release

A news release announcing the material change was disseminated through the facilities of Business Wire on May 16, 2019 and a copy was filed on the Company’s profile at www.sedar.com.

Item 4:	Summary of Material Change

On May 16, 2019, Zymeworks and GlaxoSmithKline Intellectual Property Development Limited (“GSK”) announced that GSK has expanded its 2016 licensing and collaboration agreement with Zymeworks for the research, development, and commercialization of bispecific antibodies across multiple disease areas.

Item 5:	Full Description of Material Change

5.1 Full Description of Material Change

On May 16, 2019, Zymeworks and GSK announced that GSK has expanded its 2016 licensing and collaboration agreement with Zymeworks for the research, development, and commercialization of bispecific antibodies across multiple disease areas. Under the expanded agreement, GSK will now have access to Zymeworks’ unique heavy-light chain pairing technology, part of its proprietary AzymetricTM platform. Zymeworks’ Azymetric platform enables the development of bispecific and multifunctional therapeutics while maintaining the characteristics of naturally-occurring human antibodies.

Under the updated terms of the expanded agreement, GSK will have the option to develop and commercialize bispecific drugs across different disease areas and Zymeworks will be eligible to receive increased preclinical, development and commercial milestone payments. If all six programs are developed and commercialized, the new potential value of the collaboration would be up to US$1.1 billion. Additionally, Zymeworks is eligible to receive increased tiered royalties on worldwide sales.

5.2 Disclosure of Restructuring Transactions

Not applicable.

Item 6:	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7:	Omitted Information

Not applicable.

Item 8:	Executive Officer

For further information, please contact Neil Klompas, Chief Financial Officer of the Company at (604) 678-1388.

Item 9:	Date of Report

May 17, 2019

Cautionary Note Regarding Forward-Looking Statements

This material change report includes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this material change report include, but are not limited to, statements that relate to future development activities in accordance with the terms of Zymeworks’ agreements with GSK, potential payments and/or royalties payable to Zymeworks under these agreements, the speed and outcome of drug development plans, Zymeworks’ potential global growth, and other information that is not historical information. When used herein, words and phrases such as “enable”, “plan”, “will”, “may”, “eligible to”, “expects”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation, market conditions and the factors described under “Risk Factors” in Zymeworks’ Quarterly Report on Form 10-Q for its quarter ended March 31, 2019 (a copy of which may be obtained at www.sec.gov and www.sedar.com). Consequently, forward-looking statements should be regarded solely as Zymeworks’ current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Zymeworks cannot guarantee future results, events, levels of activity, performance or achievements. Zymeworks does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.